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                                                                    EXHIBIT 10.7


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                               Modification No. 16


                                       to

                                 POWER AGREEMENT

                             Dated October 15, 1952

                                     between

                        OHIO VALLEY ELECTRIC CORPORATION

                                       AND

                            UNITED STATES OF AMERICA

                            Acting By and Through the

                              SECRETARY OF ENERGY,

                            the statutory head of the

                              DEPARTMENT OF ENERGY



                                   Dated as of

                                 January 1, 1998





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        THIS MODIFICATION NO. 16, dated as of the 1st day of January, 1998, by and between OHIO VALLEY ELECTRIC CORPORATION, a corporation organized under the laws of the State of Ohio (hereinafter called the "Corporation"), and the UNITED STATES OF AMERICA (hereinafter sometimes called the "Government"), acting by and through the SECRETARY OF ENERGY, the statutory head of the DEPARTMENT OF ENERGY (hereinafter called "DOE");


                                 WITNESSETH THAT

        WHEREAS, Corporation and the Government have heretofore entered into a contract dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called "AEC") at AEC's project near Portsmouth, Ohio (hereinafter called the "Project"), which contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23,




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1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August l, 1979, Modification No. 11, dated as of September 1, 1979, Modification No. 12, dated as of August 1, 1981, Modification No. 13, dated as of September 1, 1989, Modification No. 14, dated as of January 15, 1992 and Modification No. 15, dated as of February 1, 1993 (said contract, as so modified, is hereinafter called the "DOE Power Agreement"); and

        WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975, and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and

        WHEREAS, pursuant to the Department of Energy Organization Act, all of the functions vested by law in the Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy on October 1, 1977; and

        WHEREAS, pursuant to the Energy Policy Act of 1992, the United States Enrichment Corporation (hereinafter called "USEC") was established to lease from DOE its uranium enrichment facilities beginning July 1, 1993; and the DOE was authorized




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by such Act to continue to receive electricity under the DOE Power Agreement and to resell it to USEC; and

        WHEREAS, pursuant to East Central Area Reliability Group ("ECAR") Document No. 2, entitled DAILY OPERATING RESERVE, as revised August 8, 1996 ("ECAR Document No. 2"), Corporation is required to have available spinning reserve equal to a percentage of its internal load as well as supplemental reserve equal to a percentage of its internal load; and

        WHEREAS, Corporation and DOE desire to amend the DOE Power Agreement further as hereinafter provided;

        NOW, THEREFORE, the parties hereto do hereby agree as follows:

        1. Article II is amended by inserting, after Section 2.11, new Section 2.12, as follows:

        SECTION 2.12

                      1. SPINNING RESERVE means unloaded generation which is synchronized and ready to serve additional demand within ten minutes.


                      2. ECAR RESERVE SHARING PERIOD means any period of time during which any control area within ECAR ("ECAR Member") is experiencing a system contingency which requires implementation of ECAR's reserve sharing procedures.

                      3. ECAR EMERGENCY ENERGY means energy sold by Corporation from its Spinning Reserve during an ECAR Reserve Sharing Period.




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                      4. OVEC EMERGENCY ENERGY means energy purchased by
        Corporation during an ECAR Reserve Sharing Period pursuant to the provisions of ECAR Document No. 2.

                      5. EMERGENCY ENERGY PAYMENTS. In the event that Corporation is required to purchase, and pay other entities for, OVEC Emergency Energy, DOE shall pay to Corporation the full amount paid by Corporation for OVEC Emergency Energy up to the DOE contract demand at the time of such purchase; provided, however, that DOE shall receive a credit for any payments which Corporation receives for ECAR Emergency Energy. Bills and credit memoranda shall be issued monthly or quarterly, depending on the billing and payment practices of the other parties involved.

                      6. INTERNAL LOAD. In the event that the Corporation begins to serve internal load in addition to the Project, Corporation and DOE agree to make a good faith effort to negotiate an amendment to Section
        2.12.5 in order to reallocate fairly and accurately the costs and benefits of reserve sharing. For purposes of this paragraph, internal load means the DOE load, metered as of the 345 kV Project busses, plus OVEC's system losses.

        2. This Modification No. 16 to the DOE Power Agreement shall become effective at 12:01 o'clock midnight on the day on which Corporation advises DOE to the effect that:

                      All applicable requirements as to approval by or filings with regulatory agencies or other governmental bodies having jurisdiction in respect of the transactions constituting the subject matter of this Modification No. 16 (including expiration of any specified period after the date of any filing) have been complied with and all requisite approvals are in full force and effect and none is the subject of attack on appeal by direct proceeding or otherwise, and (except to the extent that Corporation shall waive such condition) any requisite approvals have become final and not subject to judicial review in any court.




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        3. The DOE Power Agreement, as modified by Modifications No. l through
No. 15, both inclusive, and by this Modification No. l6, is hereby in all respects confirmed.

        IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 16 as of the date and year first above written.



                                        OHIO VALLEY ELECTRIC CORPORATION


                                        By            /s/
                                          -------------------------------
                                            President



                                        UNITED STATES OF AMERICA



                                        By            /s/
                                          -------------------------------
                                            Authorized Contracting Officer




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